EXHIBIT A

OFFICERS AND DIRECTORS OF PERSONS NAMED IN ITEM 2

EXECUTIVE OFFICERS AND DIRECTORS OF NORIMET LIMITED

Executive Officers of Norimet Limited

Name	Present Principal Occupation	Citizenship

Peter Holodny	President of Norimet Limited	United States

David Gaddes	Managing Director of Base Metal Trading	United Kingdom

Denis Lepetyukha	Managing Director of Precious Metals Trading	Russian Federation

Board of Directors of Norimet Limited

Name	Present Principal Occupation	Citizenship

Victor Sprogis	Deputy General Director of Norilsk Nickel	Russian Federation

Alexander Popov	Chairman of the Management Board of Rosbank	Russian Federation

David Gaddes	See “Executive Officers of Norimet Limited” above.	United Kingdom

Dmitry Glotov	Deputy General Director of Norilsk Nickel	Russian Federation

Marina Nefedova	Head of PGM Sales Department of Norilsk Nickel	Russian Federation

Peter Holodny	See “Executive Officers of Norimet Limited” above.	United States

EXECUTIVE OFFICERS AND DIRECTORS OF NN METAL HOLDINGS SA

Executive Officers of NN Metal Holdings SA

Name	Present Principal Occupation	Citizenship

Siegfried Pasqual	Chief Executive Officer of NN Metal Holdings SA	Switzerland

Directors of NN Metal Holdings SA

Name	Present Principal Occupation	Citizenship

Siegfried Pasqual	Chairman of NN Metal Holdings SA	Switzerland

Francine Pellaton	Director of NN Metal Holdings SA	Switzerland

Patrik Meunier	Director of NN Metal Holdings SA	Switzerland

EXECUTIVE OFFICERS AND DIRECTORS OF NORILSK HOLDING SA

Executive Officers of Norilsk Holding SA

Name	Present Principal Occupation	Citizenship

Siegfried Pasqual	Chief Executive Officer of Norilsk Holding SA	Switzerland

Directors of Norilsk Holding SA

Name	Present Principal Occupation	Citizenship

Siegfried Pasqual	Chairman of Norilsk Holding SA	Switzerland

Francine Pellaton	Attorney, Director of Norilsk Holding SA	Switzerland

Edmonde Golaz	Attorney, Director of Norilsk Holding SA	Switzerland

EXECUTIVE OFFICERS AND DIRECTORS OF MMC NORILSK NICKEL

Executive Officers of MMC Norilsk Nickel

Name	Present Principal Occupation	Citizenship

Mikhail D. Prokhorov	General Director and Chairman of the Management Board of Norilsk Nickel	Russian Federation

Maxim V. Finsky	Deputy General Director and Head of the Commerce Division of Norilsk Nickel	Russian Federation

Johnson T. Khagazheev	Member of the Management Board of Norilsk Nickel	Russian Federation

Igor A. Komarov	Chief Financial Officer, Member of the Management Board of Norilsk Nickel	Russian Federation

Yuri A. Kotlyar	Member of the Management Board of Norilsk Nickel	Russian Federation

Jokves I. Rozenberg	Member of the Management Board of Norilsk Nickel	Russian Federation

Leonid B. Rozhetskin	Deputy General Director; Deputy Chairman of the Management Board of Norilsk Nickel	United States

Directors of MMC Norilsk Nickel

Name	Present Principal Occupation	Citizenship

Andrey E. Bugrov	Deputy Chairman of the Management Board of the Interros holding company	Russian Federation

Guy de Selliers	Member of the Board of Directors of Solvay S.A. and Wimm-Bill-Dann	Belgium

Andrey A. Klishas	General Director of the Interros holding company and Chairman of the Board of Norilsk Nickel	Russian Federation

Vladimir S. Lisin	Chairman of the Board of Directors of OJSC Novolipetskii Metallurgical Combine	Russian Federation

Leonid B. Rozhetskin	See “Executive Officers of MMC Norilsk Nickel” above.	United States

Name	Present Principal Occupation	Citizenship

Mikhail D. Prokhorov	See “Executive Officers of MMC Norilsk Nickel” above.	Russian Federation

Ronald Freeman	Honorary Co-Chairman of the International Tax and Investment Centre	United States

Heinz Schimmelbusch	Managing Director of the Safeguard International Fund	Austria